Exhibit 99.1
***Text Omitted and Filed Separately Pursuant to A Confidential Treatment Request
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
TERMINATION AGREEMENT
This Termination Agreement (the “Termination Agreement”) is made and entered into effective as of February 15, 2006 (the “Termination Effective Date”), by and between SGX Pharmaceuticals, Inc., (formerly known as Structural GenomiX, Inc.) a corporation incorporated under the laws of the State of Delaware and with its principal place of business located at 10505 Roselle Street, San Diego, CA 92121 (“SGX”) and Pierre Fabre Medicament S.A., (successor in interest to UroGene SA) a corporation incorporated under the laws of France with its registered office at 45, place Abel-Gance, 92654 Boulogne Cedex France (“PFM”). PFM and SGX may be referred to herein as a “Party” or, collectively, as “Parties”.
Recitals
     A. PFM and SGX have entered into a Collaboration Agreement effective December 1, 2003, as further amended by two (2) amendments dated December 16, 2004 and January 1, 2005, respectively and a letter dated July 25, 2005 transferring and assigning such Collaboration Agreement from Pierre Fabre Urologie to Pierre Fabre Medicament, (collectively the “Agreement”) under which the Parties agreed to conduct a collaborative research program with a view to identify and develop products targeting the human protein kinases RON and MET (the “Collaboration”).
     B. PFM and SGX have determined that it is in the best interests of each Party to independently pursue further development and commercialization of Collaboration Technology (as defined below) and to terminate the Agreement on the terms set forth below.
Now, Therefore, the Parties agree as follows:
1.	Termination of the Agreement. The Parties hereby agree to terminate the Agreement as provided below, effective as of the Termination Effective Date. The terms of this Termination Agreement will control where the terms of the Agreement are contrary to or conflict with the following provisions. Capitalized terms used in this Termination Agreement that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.
2.	Releases. Each Party hereby finally releases, remises, waives and forever discharges the other Party, its predecessors, successors, assigns and Affiliates, and each of their respective directors, officers, shareholders, partners, employees, agents and attorneys of and from any and all manner of actions, causes of action, losses, claims, demands, liabilities, obligations, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments and executions, whatsoever, in law or in equity, whether currently known or unknown, whether matured, unmatured or contingent, and whether in tort, in contract or otherwise, such Party may have against the other Party, arising out of the Agreement except for any (i) breaches of this Termination Agreement, (ii) obligations under this Termination Agreement to be performed at or after the Termination Effective Date, or (iii) matters arising under those provisions of the Agreement that survive pursuant to Article 9 of this Termination Agreement.

3.	Collaboration Technology.
3.1.	Definition and Content. The Parties agree that “Collaboration Technology” means and includes, the data, materials and information developed by each Party during the Collaboration which is in the possession or control of each Party and which is described in the attached Appendix A. This modifies Section 1.6 of the Agreement.

Collaboration Technology described in Appendix A will be provided by each Party holding or controlling the same within thirty (30) days of the Termination Effective Date; provided that neither Party will be required to re-synthesize or re-prepare any chemical or biological material to comply with this Article 3, nor will either Party be required to provide more than fifty percent (50%) by weight of any chemical or biological material in its possession.

3.2.	Exclusions from Collaboration Technology. Notwithstanding anything to the contrary in the Agreement:
(a)	Collaboration Technology shall not be considered the Confidential Information of either Party, and

(b)	Collaboration Technology shall exclude [***] compounds not falling within the scope of the claims as filed in the SGX patent applications listed in Appendix B. Consequently, (i) each Party shall have the unrestricted worldwide, sublicensable and free right to make, have made, use, import, offer for sale and sell products comprising, containing, utilizing or derived from such excluded compounds without accounting to the other Party, and (ii) no license is hereby granted by any party to the other Party under this Section 3.2(b).
4.	Cross Licenses of Collaboration Technology. Notwithstanding anything to the contrary in the Agreement but subject to Section 5.1 below, each Party hereby grants to the other Party a non-exclusive, perpetual, unrestricted, fully paid-up and world-wide license, with the right to grant sublicenses, under each Party’s interest in Collaboration Technology to use, exploit and commercialize Collaboration Technology, including the right to make, have made, use, import, offer for sale and sell products comprising, containing, utilizing or derived from compounds included in Collaboration Technology. All other licenses granted in Article 5 of the Agreement are hereby terminated.
5.	License of SGX Patent Rights to PFM
5.1.	License. SGX hereby grants to PFM a non-exclusive, perpetual, unrestricted, worldwide license, with the right to grant sublicenses under the patent
*** Confidential Treatment Requested

applications of SGX listed in the attached Appendix B, including any divisionals, extensions, reissues, re-examinations, continuations and foreign counterparts thereof and any patents issuing therefrom, (the “SGX Patent Rights”), to use, exploit and commercialize such SGX Patent Rights, including the right to make, have made, use, import, offer for sale and sell products, subject to royalty payments provided below.

5.2.	Royalty Payments. In consideration for the license of SGX Patent Rights, as provided in Section 5.1. above, PFM will pay to SGX a royalty of (i) [***] percent ([***]%) of Net Sales by or on behalf of PFM and its Affiliates or (ii) [***] percent ([***]%) of sublicensing revenues, of any products developed by or on behalf of PFM or its sublicensees or Affiliates (“PFM Products”) which are covered by a Valid Claim (as defined in Section 1.51 of the Agreement) within the SGX Patent Rights. The provisions of Section 4.4, Section 4.7, Section 4.8 (without giving effect to paragraph (iii) thereof relating to Excess Expenses) and Sections 4.9 through 4.11 of the Agreement shall apply to such royalty payments.
6.	Exchange of Information. SGX will keep PFM informed of its activities in connection with the development or commercialization of products covered by claims within the SGX Patent Rights as filed (the “SGX Products”) and PFM will keep SGX informed of its activities in connection with the development or commercialization of the PFM Products, with each Party hereby agreeing to provide the other, on or before December 31 of each year (commencing in 2006), with a written report summarizing its activities in sufficient detail to indicate whether there are any compounds, or product candidates, SGX Products or PFM Products covered by claims (as filed) of the SGX Patent Rights which are being pursued by a Party or its Affiliates or sublicensees and the stage of development of such compounds, product candidates, SGX Products or PFM Products. Each such report so provided will be treated as Confidential Information of the providing Party.
7.	Intellectual Property.
7.1.	Patent Prosecution. Subject to prior consultation with PFM, SGX will have responsibility at its sole discretion for the filing, prosecution and maintenance of the SGX Patent Rights and the costs and expenses of filing, prosecuting and maintaining patent applications and patents within the SGX Patent Rights shall be shared equally by the Parties. SGX will provide PFM with copies of all documents and correspondence to be filed, or received from, patent offices and documentation of costs relating to the above described patent activities. SGX will invoice PFM on a quarterly basis for PFM’s share of the patent costs and PFM will pay such invoices within thirty (30) days after receipt of invoice. The provisions of Section 4.10 of the Agreement will apply to such payments.

7.2.	In the event that after prior consultation with PFM, (i) SGX elects not to pursue prosecution or maintenance of any patent application or patent within the SGX
*** Confidential Treatment Requested

Patent Rights in any country or in all countries, or (ii) SGX elects not to contribute its fifty percent (50%) share of the costs of any such activities, then SGX shall so notify PFM in writing. PFM shall then have thirty (30) days following receipt of SGX notification to confirm to SGX its decision to be assigned such patent applications or patents within the SGX Patent Rights in such country or countries. Within sixty (60) days from date of reception of PFM’s written request for assignment, SGX shall assign free of charge to PFM SGX’s rights in such patent applications or patents within the SGX Patent Rights in such country or countries, as applicable, whereupon (x) PFM shall have the right, at its option and discretion, to substitute for SGX for the prosecution or maintenance of the concerned SGX Patent Rights in its own name and at its sole expense in the concerned country(ies) and (y) PFM’s rights and license pursuant to Section 5.1 hereof under the SGX Patent Rights with respect to such country or countries, as applicable, will become exclusive in such country or countries, (with the provisions of Section 5.2 above continuing to apply).

7.3.	In the event that PFM elects not to contribute its fifty percent (50%) share of the costs of prosecution or maintenance of any patent application or patent within the SGX Patent Rights, in any country or in all countries, SGX may at its sole discretion and expense, continue such prosecution or maintenance and in such event, PFM’s rights and license pursuant to Section 5.1. hereof under the SGX Patent Rights with respect to such country or countries, as applicable, will immediately terminate.

7.4.	Cooperation. Both Parties will cooperate and take all reasonable actions as may be reasonably required to achieve the intent of this Article 7, including without limitation, the execution and provision of necessary instruments and documents.
8.	Indemnification. The provisions of Sections 9.1(b), (f) and (g) and 9.2(b), (f) and (g) of the Agreement shall apply to the exercise of rights, transfer of materials and other activities of the Parties pursuant to this Termination Agreement. The provisions of Sections 9.1(e) and 9.2(e) of the Agreement shall each apply to (i) products and PFM Products developed, manufactured, used, sold or otherwise distributed by or on behalf of PFM, its Affiliates or sublicensees or (ii) products or SGX Products developed, manufactured, used, sold or otherwise distributed by or on behalf of SGX, its Affiliates or sublicensees, in each case pursuant to Article 4 and/or Article 5 above.
9.	Survival. The provisions of Article 1 (Definitions), Sections 4.4, 4.7 through 4.11, Section 7.2(d) as applicable to SGX Patent Rights, Article 8 (Confidentiality), Article 9 (Indemnification), Articles 10 (Representations & Warranties) and 12 (Miscellaneous) of the Agreement, , will survive termination of the Agreement, to the extent applicable or useful to interpret or execute or exercise rights under this Termination Agreement. The Term of the Agreement and this Termination Agreement will terminate on a PFM Product by PFM Product basis, on the later of (i) expiration of the last to expire of the Valid Claims within the SGX Patent Rights covering such PFM Product, or (ii) fifteen (15) years after the First Commercial Sale of such PFM Product.

     In Witness Whereof, the Parties have executed this Termination Agreement in duplicate originals by their authorized officers as of the date and year first above written.

Pierre Fabre Medicament S.A.

By:	/s/ Jean-Pierre Couzinier

Name:	Jean-Pierre Couzinier

Title:	Chief Operating Officer

SGX Pharmaceuticals, Inc.

By:	/s/ Michael Grey

Name:	Michael Grey

Title:	President, Chief Executive Officer

Appendix A — Collaboration Technology
Developed by SGX:

•	Protein:
– [***]
•	Assay:
– [***]
•	Crystallography:
– [***]
•	Biology:
– [***]
•	[***] compounds ([***];
Developed by PFM:

•	Target validation:
– [***]
•	Assay:
– [***]
•	Biology:
– [***]
•	Chemistry:
– [***] compounds ([***]
*** Confidential Treatment Requested

[***]
*** Confidential Treatment Requested

Appendix B— SGX Patent Applications
[***]
*** Confidential Treatment Requested